Exhibit 5.1

January 19, 2021

Document Security Systems, Inc.

200 Canal View Boulevard, Suite 104

Rochester, NY 14623

Re: Registration Statement on Form S-1, File No. 333- 249857

Ladies and Gentlemen:

We have acted as counsel to Document Security Systems, Inc., a New York corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333- 249857) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 4, 2020, and each amendment thereto (the “Initial Registration Statement”) and a registration statement relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”) (the “Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”), of up to $24,600,000 aggregate public offering price of a presently indeterminate number of shares (the “Shares”) of the Company’s common stock, $0.02 par value per share (the “Common Stock”). The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Aegis Capital Corp., acting as representative of the several underwriters named therein (the “Underwriters”). The Securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

For purposes of rendering the opinion set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith and the documents and exhibits incorporated by reference therein, (ii) the Prospectus, (iii) the Company’s certificate of incorporation, as amended or supplemented (the “Certificate of Incorporation”), (iv) the Company’s amended and restated bylaws (the “Bylaws”), (v) the resolutions and other actions of the Company’s board of directors that authorize and provide for the filing of the Registration Statement, the execution of the Underwriting Agreement and the offer and sale of the Shares (the “Board Resolutions”), and we have made such other investigation as we have deemed appropriate.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Shares to be offered and sold, and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

Document Security Systems, Inc.

January 19, 2021

The opinion expressed in this opinion letter are limited to the Business Corporation Law of the State of New York (the “NYBCL”) and the reported judicial decisions interpreting such statute and provisions and the laws of the state of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of New York; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

All references in this opinion letter to the board of directors of the Company are intended to include an authorized committee thereof empowered and authorized to act under the NYBCL in lieu of the full board of directors of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that the Shares, when issued and when certificates representing the Shares have been duly executed, countersigned, registered and delivered, in each case in accordance with the Certificate of Incorporation and Bylaws, against payment therefor as set forth in the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion set forth above are subject to the following additional assumptions:

(i)	that the Registration Statement will have been declared effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

(ii)	that the Shares will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and Prospectus and in the Underwriting Agreement;

(iii)	that the Underwriting Agreement will have been duly executed and delivered by the Company and the other parties thereto;

(iv)	that the Board Resolutions remain in effect and unchanged at all times during which the Shares are offered and issued and shall not have been modified or rescinded; and

(v)	that there exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this opinion, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date first written above, and does not address any potential change in facts or law that may occur after the date of this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

Sichenzia Ross Ference LLP